INTERCREDITOR AGREEMENT

THIS AGREEMENT is made as of this ____ day of October, 2001, among the parties hereto executing the same, and any others who hereafter become parties hereto as herein provided,

Background:

Senior Lenders have made individual loans to the Company evidenced by Crown Resources Corporation 10% Secured Convertible Promissory Notes pursuant to the terms of the Convertible Note Purchase Agreement between each respective Senior Lender and Crown Resources Corporation, a Washington corporation (the APurchase Agreement@);

The Notes are secured by security interests in the Collateral as provided in the Security Agreements, except for the Note held by Solitario Resources Corporation, which is secured by all of the Collateral except the Solitario Common Stock Collateral;

The Senior Lenders are intended to and do have the same priority in interest in the Collateral;

The Senior Lenders desire to provide for collective decision-making with respect to certain aspects of their rights under the Notes as set forth in this Agreement, and accordingly agree that they will apportion their recoveries arising from enforcement of the Notes and the Security Agreements in accordance with the terms of this Agreement.

Covenants:

NOW, THEREFORE, the parties agree as follows:

1.	Definitions.

a.	Terms Specific to this Agreement.   As used in this Agreement the
following terms shall have the following respective meanings:

ACollateral Agent@ shall mean Wells Fargo Bank West, National
Association., or its successor in interest as collateral agent for the Senior Lenders.

ACompany@ means Crown Resources Corporation, a Washington corporation, which is the maker of the Notes.

AMajority in Interest@ means the holders of Notes having an outstanding balance of principal and interest exceeding fifty percent (50%) of the aggregate outstanding balance of principal and interest under all of the
Notes.   With respect to matters regarding sale or disposition of the
Solitario Common Stock Collateral or the enforcement of or modification of any right of the Senior Lenders with respect thereto, the AMajority in Interest@ shall be determined without regard to the wishes or vote of Solitario, and without including the principal owed upon any Note held by Solitario.



ANote Proceeds@ means all cash or other property paid to or received by the Senior Lenders or any agent for the Senior Lenders on account of the Notes or the Security Agreements whether such payment or receipt is made voluntarily or through or as a result of any enforcement proceedings under the Notes or the Security Agreements, including without limitation, insurance proceeds and payments under a bankruptcy plan of reorganization, provided however, ANote Proceeds@ shall not include the Warrants, the Common Stock issuable upon exercise of the Warrants, any Common Stock received by a Senior Lender on account of interest payable under the Note held by such Senior Lender prior to occurrence of an event of default under the Notes, or any rights or recoveries by any Senior Lender under the Registration Rights Agreement. ANote Proceeds@ shall also include any amounts received by any Senior Lender upon a claim for rescission of such Senior Lender=s purchase of a Note, or for damages arising in connection with the purchase of the Note.

ANote@ or ANotes@ shall mean the Crown Resources Corporation 10% Secured Convertible Promissory Notes issued pursuant to the Purchase Agreement held by the Senior Lenders or their assigns or successors in interest.

ASenior Lenders@ shall have the meaning given to such term in the Purchase Agreement.

AShort-Term Investments@ means (i) any direct obligation of or obligations which are guaranteed by the United States of America, or (ii) certificates of deposit, time deposits, demand deposits and bankers acceptances of banks or trust companies believed by the Collateral Agent to be creditworthy.

ASolitario@ means Solitario Resources Corporation, a Colorado corporation.

ASolitario Common Stock Collateral@ means: (a) 3,140,162 shares of
Solitario Resources Corporation currently held in escrow (the AEscrowed Shares@), subject to the consent of the Toronto Stock Exchange under the terms of the Escrow Agreement dated July 1, 1994 between Solitario Resources Corporation, Montreal Trust Company of Canada, Crown Resources Corporation, and the Toronto Stock Exchange (the AToronto Exchange Escrow Agreement@); and
(b) 6,493,423 shares of Solitario Resources Corporation, a Colorado corporation, held by Crown Resource Corp. of Colorado (the ASolitario Shares@); and (c) all rights of Crown Resources Corp. of Colorado under the Toronto Exchange Escrow Agreement; and (d) proceeds of the foregoing.

b.	Other Definitions.  Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement. AIncludes@ and Aincluding@ is not limiting.

2.	Collective Actions Required.  Each Senior Lender agrees that the following actions shall be taken by the Senior Lender with respect to such Senior Lender=s rights and interests pursuant to the Notes, the Security Agreements, and the Purchase Agreement and the Escrow Agreement, if at all, only consistently with the actions of a Majority in Interest of the holders of the Notes:



a.	Commencement or continuation of legal proceedings upon or under the
Notes or the Security Agreements, provided however, that nothing in this Agreement shall preclude or limit any Senior Lender from filing a proof of claim or interest evidencing its obligation under any Note held by such Senior Lender in any insolvency or reorganization proceeding brought by or against the Company or its assets or affecting the Collateral;

b.	Declaration of a default under the Notes or the Security
Agreements;

c.	 Commencement of proceedings for reorganization or liquidation of the Company;

d.	Enforcement of any remedy available upon default under the Notes or the Security Agreements;

e.	Waiver, amendment, modification, settlement or release of any term of the Notes, the Purchase Agreement or the Security Agreements or the Escrow Agreement;

f.	Making any election, or casting any vote in connection with any reorganization or liquidation proceedings affecting the Company or the Collateral;

g.	Selection, retention, and engagement of professionals, including without limitation, attorneys, accountants, appraisers, auctioneers, and other advisors to represent and advise the Senior Lenders with respect to proceedings to enforce the Notes, the Security Agreements, the Purchase Agreement, or reorganization or liquidation proceedings respecting the Company or the Collateral, provided however, that nothing in this Agreement shall limit the ability of any Senior Lender to retain other professionals to represent or advise such Senior Lender at the sole cost and expense of such Senior Lender; or

h.	Termination of the services of the Collateral Agent; replacement of the Collateral Agent, and approval of the compensation and expenses of the Collateral Agent;

3.	 Method of Taking Collective Action.  At any time or from time to time hereunder, one or more of the Senior Lenders may request by written notice to all other Senior Lenders that the Senior Lenders consent to any
action proposed by such Senior Lender.    If, within ten days of the date of
such request or such lesser period of time as is specified in the notice, a Majority in Interest of the Senior Lenders have approved the proposed action by written notice to the requesting Senior Lenders, the action shall be taken by and on behalf of all of the Senior Lenders as described in the notice.
The requesting Senior Lender shall promptly give notice to all Senior Lenders if a proposed action has been approved.



Notwithstanding the generality of the foregoing, the Senior Lenders agree that no special consideration or inducement may be given to any Senior Lender that is not given ratably to all Senior Lenders, and that any amendment or modification of the rights of the Senior Lenders approved hereunder must apply to all Senior Lenders equally and ratable in accordance with the outstanding balances of their respective notes.

The costs of any action approved by a Majority in Interest of the Senior Lenders shall be allocated and paid out of the Note Proceeds by all of the Senior Lenders, ratably in proportion to the total principal amount outstanding on each Lender=s Note to the total outstanding principal amount of all Notes held by the Senior Lenders. Any one or more Senior Lenders may (but shall not be required to) advance such sums as may be necessary to take any action required by such Senior Lender. Any Note Proceeds received by the Collateral Agent or otherwise subject to the control of the Senior Lenders shall secure the obligation of each Senior Lender to pay or reimburse such expenses, and the amount of a Senior Lenders= such obligations may be deducted and offset against any amounts otherwise paid or distributed to such Senior Lender hereunder.

4.	Sharing of Note Proceeds.  Each Senior Lender agrees that if it shall receive a proportion of the total outstanding amount of any Note held by such Senior Lender which is greater than the proportion received by any other Senior Lender in respect of the total outstanding amount of any Notes held by such other Senior Lender, the Senior Lender receiving such proportionately greater payment shall pay to such other Senior Lender such as may be required so that all payments of Note Proceeds on account of the Notes held by the Senior Lenders shall be shared by the Senior Lenders proportionately to the total outstanding amount of the Notes.

All Note Proceeds, as soon as practicable after receipt by the Collateral Agent, less any amounts due and owing from any Senior Lender for the costs of enforcement and any amounts reasonably contemplated to be required to pay contemplated expenses shall be paid to the Senior Lenders ratably in proportion to the total amount outstanding on each Senior Lender=s Note to the total amount of such Note, and thereafter in accordance with applicable law.

5.	Power of Attorney. 	Each Senior Lender does hereby constitute and
appoint the Collateral Agent as such Senior Lender=s true and lawful representative and attorney-in-fact, in such Senior Lender=s name, place and stead to:

a.	make, execute, sign and file and all instruments, documents and certificates as may from time to time be required or convenient to effectuate, implement or continue the validity, perfection, continuation, or subsisting existence of the security interests granted under the Security Agreements or contemplated under the Purchase Agreement;



b.	make, execute, sign and file and all instruments, documents and certificates and take such other actions as may authorized in writing by a Majority in Interest of the Senior Lenders, provided that such actions are matters as to which the Senior Lenders have agreed to act collectively under paragraph 2 hereof;

c.	hold Note Proceeds received by the Collateral Agent for the account of the Senior Lenders in kind or in Short Term Investments; and

d.	distribute Note Proceeds received by the Collateral Agent in accordance with paragraph 4 of this Agreement.



The power of attorney granted herein shall be deemed coupled with an interest in the subject matter of the appointment, shall not be terminated by the death or incapacity of any Senior Lender, and shall not be terminable by any Senior Lender without the consent of a Majority in Interest of the Senior Lenders, or upon termination of this Agreement.

6.	Amendments; Additional Senior Lenders.  Any amendment to this
Agreement approved by a Majority in Interest of the Senior Lenders shall be binding upon all of the Senior Lenders, provided however, that no such amendment shall (a) reduce the rights of proportionate distribution of Note Proceeds or sharing of Note Proceeds provided in paragraph 4 hereof without the express written consent of the Senior Lender adversely affected by such amendment; or (b) require any Senior Lender to pay the cost or expense of any action taken by a Majority in Interest of the Senior Lenders, other than out of the Note Proceeds received by or payable to such Senior Note Holder; or
(c) amend the provisions of this paragraph 6.

Any person may be admitted as an additional party to this Agreement, provided: (a) the proposed party is a holder of a Note issued in accordance with the terms of the Purchase Agreement; and (b) the proposed party submits an executed counterpart of this Agreement to each of the Senior Lenders at their notice address provided herein and thereby accepts and agrees to the terms of this Agreement by execution thereof.

Except as provided above in this paragraph 6, this Agreement may only be amended by a writing executed by each of the Senior Lenders, which amendment may be executed in counterparts.

7.	Termination.  This Agreement may be terminated by ten days written notice to all Senior Lenders given by a Majority in Interest of the Senior Lenders, or if at the time of such notice there is no balance owing under any of the Notes, by written notice of the holder of Notes representing a majority in interest of the original principal balance of all of the Notes to all of the Senior Lenders. The provisions of paragraph 9 of this Agreement shall survive any such termination. Termination of this Agreement shall not affect the validity of any action taken pursuant to this Agreement prior to such termination or the appointment of the Collateral Agent.

8.	Duty to Cooperate.	Each Senior Lender hereby agrees to provide and
execute such other and further statements of interest, designations, powers of attorney, certificates and other instruments necessary to carry out the terms of this Agreement.

9.	Miscellaneous.

a.	Relationship of Parties.  Nothing contained in this Agreement shall create any relationship between the parties hereto other than that of owners of Notes secured by interests in the same collateral and as contracting parties, and it is acknowledged and agreed that no party shall be deemed to be a partner, agent or principal of, or fiduciary to any other in the conduct of its business, or a joint venturer or a member of a joint or common enterprise with the other by reason of the execution of this Agreement or the taking of any action pursuant hereto.



b. 	No Third Party Benefit. No person (including without limitation the
Company) shall be a third party beneficiary of any provision of any of this Agreement. All provisions of this Agreement are intended solely for the benefit of Senior Lenders, and no third party shall be entitled to assume or expect that Senior Lenders will not waive or consent to modification of any such provision in Senior Lenders= sole discretion.

c.	No Setoff.  This Agreement shall be construed as though the
covenants herein are independent of any other obligation or relationship between or among the Senior Lenders or any of them, and no Senior Lender shall be entitled to or subject to any setoff, offset, abatement or deduction from or credit against any amounts due hereunder arising from any obligation or relationship other than rights under or in connection with the Notes, the Security Agreements or this Agreement.

d.	Successors and Assigns. All covenants of this Agreement shall extend to, bind and (subject to the limitations upon assignment contained herein) inure to the benefit of parties, their personal representatives, heirs, successors and assigns.

e.	Governing Law.  This Agreement shall be construed and enforced according to, and governed by, the laws of Washington without reference to conflict of laws provisions which, but for this provision, would require the application of the laws of any other jurisdiction.

f.	Consent to Jurisdiction.   The venue for any action brought to
interpret or enforce this Agreement shall be in Jefferson County, Colorado (or if jurisdiction is available in the Federal Courts of the United States, in the United States District Court for the District of Colorado) and the Senior Lenders hereby consent to the in personam jurisdiction of such courts for purposes of any action to enforce or interpret this Agreement. Service of process in any such action may be accomplished by certified mail, return receipt requested, to the addresses of the Senior Lenders.

g.	Notices.  Any notices by or among the Senior Lenders shall be sent to the addresses of the Senior Lenders set forth in signature page to this Agreement executed by such Senior Lender, and shall be given by first class mail or overnight delivery service; provided, however, if given by first class mail such notice shall not be deemed given unless or until three business days after mailing and if given by overnight delivery service such notice shall not be deemed given unless or until one day after dispatching by overnight delivery service. Any Senior Lender may change the address to which notices shall be sent to such Senior Lender, by written notice to all other Senior Lenders given in accordance with this paragraph.

h.	Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the content hereof, supersedes all prior oral and written agreements with respect to the content hereof and may not be modified, deleted or amended in any manner except by further written agreement of the parties in accordance with the express terms of this Agreement.



i.	Drafting of Agreement.  Each Senior Lender acknowledges that this
Agreement has been drafted by and is the result of negotiations between and among the Company, Solitario and the Other Senior Lenders and was drawn for the mutual benefit of the Senior Lenders, and that the terms of this Agreement shall not be construed or interpreted strictly, in the event of an ambiguity, against any party.

j.	Invalidity.	Unenforceability of any provision contained in this
Agreement shall not affect or impair validity of any other provision of this Agreement. If for any reason any provision of this Agreement shall be deemed by a court of competent jurisdiction to be legally invalid or unenforceable in any jurisdiction to which it applies, the validity of the remainder of the Agreement shall not be affected and such provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law, and in such modified form, such provision shall then be enforceable and enforced.

l.	Counterparts.  This Intercreditor Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement, binding upon all of the Senior Lenders, notwithstanding that all Senior Lenders have not signed the same counterpart.

(Counterpart signature pages will be attached, following this page)

ACKNOWLEDGMENT AND AGREEMENT BY THE COMPANY

As an inducement to the Senior Lenders to execute the foregoing Intercreditor Agreement and to purchase the Notes, Crown Resources Corporation, (the ACompany@) and Crown Resource Corp. of Colorado (collectively with the Company the "Makers") the makers of the Notes referenced in the foregoing Intercreditor Agreement hereby acknowledge and agree (i) that the Intercreditor Agreement limits the ability of any one of the Senior Lenders to modify or waive its separate rights as provided in
Section 2 of the Intercreditor Agreement under the Note, the Security Agreement, and the Purchase Agreement; and (ii) that the Makers will not assert, as against any of the Senior

Lenders, the existence of any set-off, defense, recoupment, modification, amend or waiver not enforceable as against all of the Senior Lenders.

CROWN RESOURCES CORPORATION



By:_______________________________________
     Name:  Christopher E. Herald
     Title:    President
     Date:

CROWN RESOURCE CORP. OF COLORADO



By:_______________________________________
     Name: Christopher E. Herald
     Title:   President
     Date:




SENIOR LENDER



__________________________________________
Type or Print Name of Senior Lender

Tax I.D. Number: ___________________________

Total Notes Purchased: _______________________


Notice Address for Senior Lender:


__________________________________________

__________________________________________

__________________________________________


The undersigned hereby executed this Agreement on behalf of the Senior Lender:



__________________________________________

By: _______________________________________
Title: _____________________________________






1
Seattle-3110386.1  0023170-00003



SIGNATURE PAGE
CROWN RESOURCES CORPORATION
10% SECURED CONVERTIBLE PROMISSORY NOTES
INTERCREDITOR AGREEMENT